Re: Questions 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2,
74V1 and 74V2

 All of the Aberdeen funds may offer the following classes:
A, B, C, R, Institutional Service & Institutional with the exception of the Tax-Free Income fund with offers:
A, B, C, & D

 Within the N-SAR, the total income dividends
 (72DD1 and 72DD2) and number of shares (74U1 and 74U2) presented have been combined as follows:

	 72DD1-74U1  A, B, & C Class shares
			(A & B for Tax-Free)
	 72DD2-74U2  R, Institutional Service &
			Institutional shares
			(C & D for Tax-Free)

 The following is a class breakout of the total income distributions (000's), NAV's, income distributions per share and shares outstanding(000's) at April 30, 2009:

  Total Income	NAV	Income Distributions	Shares Outstanding
  Distributions (000's)		per share	(000's)

Class A

Equity Long Short  0	10.51	0	9653
Health Sciences	15	7.68	0.02	795
Natural Resources 88	12.22	0.03	3450
Small Cap	308	9.02	0.01	11177
Tech & Comm	0	2.31	0	657
U.S. Equity	0	6.45	0	4893
Tax-Free	181	9.84	0.20	893
China		0	11.37	0	1202
Developing	0	10.24	0	2472
Gl Financial	115	6.92	0.04	2817
Gl Utilities	26	7.86	0.06	427
Intl Equity	468	8.78	0.03	14082
Select WW	107	7.72	0.03	3039
OA Defensive	59	8.77	0.09	481
OA Growth	11	7.39	0.02	395
OA Mod		112	8.79	0.07	1504
OA Mod Growth	51	7.95	0.04	1215
OA Specialty	44	8.09	0.02	1526

Class B

Equity Long Short  0  10.11	0	211
Health Sciences	0	7.22	0	35
Natural Resources 1	 11.75	0.01	170
Small Cap	0	8.27	0	816
Tech & Comm	0	2.13	0	101
U.S. Equity	0	6.00	0	453
Tax-Free	17	9.84	0.17	104
China		0	11.07	0	212
Developing	0	9.64	0	169
Gl Financial	1	6.76	0.01	104
Gl Utilities	6	7.70	0.05	75
Intl Equity	0	8.33	0	598
Select WW	1	7.36	0.01	113
OA Defensive	5	8.72	0.06	79
OA Growth	1	7.20	0.01	117
OA Mod		10	8.64	0.04	256
OA Mod Growth	6	7.85	0.02	374
OA Specialty	3	7.91	0.01	453

Class C

Equity Long Short 0 7.63	0	3834
Health Sciences	0	7.22	0	86
Natural Resources 7 	11.76	0.01	793
Small Cap	0	8.29	0	5610
Tech & Comm	0	2.15	0	71
U.S. Equity	0	6.05	0	2136
Tax-Free	68	9.82	0.17	469
China		0	11.06	0	650
Developing	0	9.87	0	767
Gl Financial	5	6.74	0.01	441
Gl Utilities	11	7.69	0.04	176
Intl Equity	0	8.38	0	3946
Select WW	3	7.39	0.01	497
OA Defensive	37	8.72	0.06	545
OA Growth	8	7.19	0.01	669
OA Mod		124	8.64	0.04	3077
OA Mod Growth	30	7.84	0.02	1758
OA Specialty	24	7.90	0.01	3173

Class D
Tax-Free	2462	9.84	0.21	11336

Class R

Equity Long Short 0  	10.29	0	7
Health Sciences	 0	7.43	0.01	0
Natural Resources 7	 12.06	0.02	355
Small Cap	0	8.50	0	498
Tech & Comm	0	2.19	0	1
U.S. Equity	0	6.20	0	118
China		0	11.27	0	8
Developing	0	9.81	0	276
Gl Financial	0	6.79	0.03	25
Gl Utilities	0	7.74	0.06	3
Intl Equity	1	8.47	0.02	87
Select WW	2	7.48	0.02	80
OA Defensive	0	0	0	0
OA Growth	0	7.31	0.02	0
OA Mod		0	8.74	0.07	7
OA Mod Growth	0	7.92	0.03	1
OA Specialty	1	8.05	0.02	40

Institutional Service Class

Equity Long Short 0  	0	0	0
Health Sciences	 3	7.88	0.02	86
Natural Resources 7	12.33	0.05	156
Small Cap	61	9.25	0.04	1250
Tech & Comm	0	0	0	0
U.S. Equity	0	0	0	0
China		0	11.40	0	358
Developing	0	10.52	0	84
Gl Financial	6	6.97	0.05	84
Gl Utilities	8	7.92	0.07	107
Intl Equity	62	8.95	0.05	1559
Select WW	0	0	0	0
OA Defensive	0	0	0	0
OA Growth	0	0	0	0
OA Mod		0	0	0	0
OA Mod Growth	0	0	0	0
OA Specialty    0	0	0	0

Institutional Class

Equity Long Short 0  	10.59	0	1559
Health Sciences	23	7.92	0.02	1090
Natural Resources 62	12.35	0.05	1111
Small Cap	116	9.26	0.04	2378
Tech & Comm	0	2.40	0	3158
U.S. Equity	0	6.66	0	898
China		0	11.43	0	564
Developing	0	10.52	0	716
Gl Financial	108	6.96	0.05	1811
Gl Utilities	44	7.92	0.07	740
Intl Equity	36	8.94	0.04	977
Select WW	0	0	0	0
OA Defensive	12	8.77	0.10	93
OA Growth	0	0	0	0
OA Mod		1	8.78	0.08	12
OA Mod Growth	0	0	0	0
OA Specialty    0	8.14	0.03	6